EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement Nos. 333-36856, 333-82486, 333-115633, 333-115634, 333-150680, 333-162666 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-145709 of Enterprise Products Partners L.P. and Enterprise Products Operating LLC on Form S-3; and (iii) Registration Statement No. 333-142106 of Enterprise Products Partners L.P. on Form S-3 of our report dated December 18, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retroactive effects of the common control acquisition of TEPPCO Partners, L.P. and Texas Eastern Products Pipeline Company, LLC by Enterprise Products Partners L.P. and the related change in business segments described in Note 1), relating to the supplemental consolidated balance sheet of Enterprise Products GP, LLC and subsidiaries at December 31, 2008, appearing in this Current Report on Form 8-K of Enterprise Products Partners L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 18, 2009